Exhibit 10.1

FIRST AMENDMENT TO

COMMERCIAL OUTSOURCING SERVICES AGREEMENT

This First Amendment to the Commercial Outsourcing Services Agreement (this “Amendment”) is between Corcept Therapeutics, Inc. (the “Company”) and Integrated Commercialization Solutions, Inc. (“ICS”). This Amendment is effective as of April 14, 2014 (the “Amendment Effective Date”).

RECITALS

A.	The Company and ICS are parties to a Commercial Outsourcing Services Agreement dated April 14, 2011 (the “Agreement”);

B.	Pursuant to the Agreement, among other things, the Company engaged ICS to perform commercialization services for certain pharmaceutical products; and

C.	The parties now wish to amend the Agreement in certain respects.

AMENDMENT

NOW THEREFORE, the parties agree as follows:

1.	Defined Terms. Capitalized terms in this Amendment that are not defined in this Amendment have the meanings given to them in the Agreement. If there is any conflict between the Agreement and any provision of this Amendment, this Amendment will control.

2.	Term. Section 4.1 of the Agreement is deleted in its entirety and replaced with the following:

Term. This Agreement will be effective as of the Effective Date and will continue until June 14, 2014 (the “Term”), unless sooner terminated in accordance with the terms of this Agreement. The Term may be extended upon written mutual agreement of the parties.

3.	No Other Changes. Except as otherwise provided in this Amendment, the terms and conditions of the Agreement will continue in full force.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

Integrated Commercialization Solutions, Inc.		Corcept Therapeutics, Inc.

By:	/s/ Stephen W. McKinnon Date: 4/14/14	By:	/s/ Steven Lo Date: 4/14/14

Name:	Stephen W. McKinnon	Name:	Steven Lo

Title:	President & GM	Title:	Sr. Vice President & Chief Commercial Officer